UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 8, 2006

IT&E International Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50095	20-4354185
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

505 Lomas Santa Fe Drive, Suite 200, Solana Beach, California		92075
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 858-366-0970

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

The registrant has previously entered into a Securities Purchase Agreement dated November 9, 2005 (the “Agreement”) with ComVest Investment Partners II, LLC, a Delaware limited liability company (“ComVest”) and the purchasers set forth on the signature page to the Agreement (collectively with ComVest, the “Purchasers”).  ComVest is one of the registrant’s principal stockholders.

Effective May 8, 2006, the disinterested directors of the registrant’s board approved and the registrant subsequently entered into Amendment No. 1 to the Securities Purchase Agreement with the Purchasers (the “Amendment”).  Pursuant to the Amendment, Section 2.4 of the Agreement has been amended and restated in its entirety such that ComVest shall have the option until November 9, 2006 to invest an additional $5,000,000 for the purchase of up to 5,000 shares of Series D Convertible Preferred Stock and warrants for the purchase of up to 32,142,829 shares of common stock at an exercise price of $0.10 per share (the “Option”).  The remainder of the Agreement remains unchanged and continues in full force and effect.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Number	Description
10.22	Amendment No. 1 to the Securities Purchase Agreement dated May 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IT&E International Group, Inc.

By:	/s/ Alastair McEwan
Alastair McEwan
Chief Executive Officer

Dated:  May 11, 2006